Exhibit 99.1

[KMI Logo]

Larry Pierce

Mindy Mills

Media Relations

Investor Relations

(713) 369-9407

(713) 369-9490

www.kindermorgan.com

KINDER MORGAN, INC. REPORTS 11 PERCENT INCREASE IN EPS FROM CONTINUING OPERATIONS BEFORE CERTAIN ITEMS

HOUSTON, July 19, 2006 – Kinder Morgan, Inc. (NYSE: KMI) today reported second quarter income from continuing operations before certain items of $141.7 million, or $1.05 per diluted common share, compared to $117.3 million, or $0.95 per share, for the comparable quarter in 2005. This represents an increase in diluted earnings per share of 11 percent. Income from continuing operations including the certain items was $157.3 million, or $1.17 per diluted common share, compared to $121.6 million, or $0.99 per share, for the same period last year. As noted in the table below, certain items in the second quarter included a substantial gain from a decrease in deferred tax liability and a modest loss at Retail related to balance sheet adjustments.

	2Q ‘06	2Q ‘05	2006	2005
Diluted EPS From Cont. Ops. Before Certain Items	$1.05	$0.95	$2.60	$2.14
2005 Gain on Sale of KMR shares		0.07		0.07
Marked-to-market Interest Rate Swaps			(0.10)
Retail Balance Sheet Adjustments	(0.03)		(0.03)
Deferred Tax Liability Change	0.14		0.14
Other	0.01	(0.03)		(0.06)
Diluted EPS From Continuing Operations	$1.17	$0.99	$2.61	$2.15

For the first six months of the year, KMI had income from continuing operations before certain items of $350.3 million, or $2.60 per diluted common share, compared to $265.5 million, or $2.14 per share, for the comparable period of 2005. For the first two quarters of 2006, income from continuing operations including certain items was $351.8 million, or $2.61 per diluted common share, compared to $266.7 million, or $2.15 per share, for the same period a year ago.

(more)

KMI – 2Q Earnings

Chairman and CEO Richard D. Kinder said, “KMI had an excellent second quarter, led by our ownership of the general partner of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), a superb performance by Natural Gas Pipeline Company of America (NGPL) and contributions from the Terasen acquisition which closed on Nov. 30, 2005. We also continued to make good progress on a number of major expansion projects at KMP, including the Rockies Express Pipeline, that are expected to result in strong future growth for both KMI and KMP. For the first two quarters of 2006, KMI generated approximately $420.3 million of cash flow compared to $323.7 million for the same period last year.” Cash flow is defined as income from continuing operations before certain items and income taxes, plus DD&A (excluding KMP), less cash taxes (excluding KMP), and less sustaining capital expenditures (excluding KMP).

The board of directors declared a quarterly dividend of $0.875 ($3.50 annualized), which will be payable on Aug. 14, 2006, to shareholders of record as of July 31, 2006. The KMI dividend, which was raised in January of this year, has been increased seven times since July 2002 and is more than 17 times greater than it was at that time.

Overview of Business Segments

KMI’s earnings attributable to KMP in the second quarter included $147.6 million of pre-tax earnings, up 8 percent from $136.8 million for the same period a year ago. KMI will receive $157.9 million in total distributions from its investments in KMP for the second quarter versus $145.8 million for the comparable period last year.

“KMP had a solid second quarter led by strong performances from its natural gas pipelines and terminals businesses,” Kinder said. As KMP’s distributions grow, KMI’s general partner share of those distributions grows as well, up to 50 percent of incremental distributions.

NGPL reported second quarter segment earnings of $119.9 million, up 21 percent from $99.4 million in the same period last year, and is expected to exceed its published annual budget of 7 percent growth. “NGPL had an outstanding quarter, placing three infrastructure expansion projects totaling $63 million in capital investment in service, and announcing binding customer commitments on two new pipeline projects for an additional $82 million in estimated capital investment,” Kinder said. “NGPL also continued to successfully re-contract transportation and storage agreements and increase margins.” Firm, long-haul transportation capacity is sold out

(more)

KMI – 2Q Earnings

through February 2007 (except for a small portion of summer and fall capacity on the Gulf Coast line) and storage is fully contracted until April 2007.

Throughput volumes increased by 6 percent over the second quarter in 2005, led by shippers moving significant amounts of natural gas within Texas on NGPL's Gulf Coast Pipeline. This higher level of throughput on NGPL has only a modest impact on earnings because the majority of its transportation and storage revenues come from contractually secured demand charges that customers pay regardless of the amount of gas they transport through the pipeline.

During the second quarter, NGPL brought the following projects online: the $21 million Amarillo cross-haul line expansion, which adds 51,000 dekatherms per day (Dth/day) of capacity and is fully subscribed under long-term contracts; the $38 million Sayre storage field expansion in Oklahoma that added 10 billion cubic feet (Bcf) of capacity, which is contracted for under long-term agreements; and, a $4 million, 2 Bcf expansion of no-notice delivered storage service. NGPL is one of the nation’s largest natural gas storage operators.

Terasen Gas, the largest natural gas utility in British Columbia serving almost 900,000 customers, delivered second quarter earnings of $57 million. “Terasen Gas, which is a low-risk, regulated natural gas distribution company that produces very stable cash flow, is slightly ahead of its financial expectations at the mid-year point,” Kinder said.

In June, the British Columbia Utilities Commission approved an application from Terasen Gas to build a 50-kilometer natural gas pipeline from Squamish to Whistler. The estimated $37 million project, which is subject to securing acceptable construction arrangements, will replace an aging propane system and will bring natural gas to Whistler prior to the 2010 Olympics. Terasen Gas hopes to begin construction on the project this year with full service available to Whistler by November 2008.

Kinder Morgan Canada, the second largest transporter of crude oil and petroleum products in Canada, produced second quarter segment earnings of $24.9 million. “Throughput declined on the Trans Mountain Pipeline system versus the second quarter last year due to unplanned (non-Kinder Morgan) refinery outages in both Vancouver and Edmonton,” Kinder said. “As a result, this segment is slightly below its expectations at mid year. Combined, however, our Canadian operations are ahead of our expectations year-to-date and are expected to be at or above their published annual budget.”

(more)

KMI – 2Q Earnings

Kinder Morgan Canada is attempting to secure commitments from shippers to support the second major stage of its West Coast expansion of the Trans Mountain Pipeline. Known as TMX-2, this proposed C$1.3 billion project would add 100,000 barrels per day (bpd) of incremental capacity to the Trans Mountain pipeline system, which would bring the pipeline’s total capacity to approximately 400,000 bpd. Kinder Morgan Canada has already received commercial support from customers to expand the Trans Mountain Pipeline from its current capacity of 225,000 bpd to 300,000 bpd by 2008. TMX-2 is part of a multi-staged expansion designed to link growing western Canadian oil production with West Coast and offshore markets. Pending finalizing shipper commitments and obtaining necessary regulatory approvals, the project is expected to be in service in late 2009.

Retail recorded second quarter segment earnings of $0.1 million, compared to $4.9 million for the comparable period in 2005. “The decline in earnings compared to the second quarter last year is due to a timing issue related to a change in the revenue accrual process,” Kinder explained. “We still expect Retail to meet its 2006 published annual budget of approximately $58 million.”

In June, Retail filed a request with the Nebraska Public Service Commission to increase the non-gas component of its rates to offset significant increases in the costs associated with providing natural gas service to its approximately 94,000 customers in the state. The new rates will go into effect on an interim basis Sept. 1, subject to refund following the regulatory process which is expected to be completed in the fourth quarter this year. Additionally, three pipeline expansion projects totaling almost $11 million are being completed in the Roaring Fork Valley of Colorado this summer to help meet growing consumer demand for natural gas.

Power produced second quarter segment earnings of $4.5 million, flat with the same period a year ago. Power is expected to generate only about 1 percent of KMI’s total 2006 published annual budget.

Outlook

KMI expects to achieve its published budget of 2006 recurring earnings before certain items of $5.00 per share and cash flow of approximately $760 million.

(more)

KMI – 2Q Earnings

Other News

•

In June, NGPL announced it has entered into long-term, binding firm natural gas transportation contracts with shippers sufficient to proceed with an expansion project that will increase capacity on NGPL’s Gulf Coast and Louisiana mainlines for delivery to the Henry Hub interconnect. The $69 million initiative will increase capacity by 200,000 Dth/day. The expansion will provide valuable takeaway capacity for some of the most prolific and fastest growing producing areas in the country, including the Fayetteville Shale and Barnett Shale plays.

•

In April, KMI received long-term binding shipper commitments to support a 28-mile natural gas pipeline to serve the Chicago market. The $13 million project combines construction of new pipeline facilities and a long-term capacity lease on NGPL. Pending regulatory approval, the pipeline is expected to be available for service on Nov. 1, 2007.

•

On May 28, KMI received a proposal from a group of investors led by Rich Kinder to acquire all of the outstanding shares of KMI for $100 per share in cash. KMI’s board of directors formed a special committee to review and evaluate the proposal and any alternative proposals that may be developed or received from other parties. The special committee announced in June that it had retained financial and legal advisors to assist in its work. There can be no assurance that any definitive agreement will be executed or that this or any other transaction will be approved or completed.

•

KMI completed its C$124 million sale of Terasen Water and Utility Services in May. The proceeds were used to pay down debt.

•

Please see the KMP earnings news release for a summary of expansion projects, including the Rockies Express Pipeline, that are expected to contribute to future earnings at KMI.

Kinder Morgan, Inc. is one of the largest energy transportation, storage and distribution companies in North America. It owns an interest in or operates approximately 43,000 miles of pipelines that transport primarily natural gas, crude oil, petroleum products and CO2; more than 150 terminals that store, transfer and handle products like gasoline and coal; and provides natural gas distribution service to over 1.1 million customers. KMI owns the general partner interest of Kinder Morgan Energy Partners, one of the largest publicly traded pipeline limited partnerships in the United States. Combined, the companies have an enterprise value of more than $35 billion. (Enterprise value is market value of the equity securities plus net debt, excluding interest rate swaps.)

(more)

KMI – 2Q Earnings

Please join KMI at 4:30 p.m. Eastern Time on Wednesday, July 19, at www.kindermorgan.com for a LIVE webcast conference call on the company’s second quarter earnings.

In this release, we present a measure of cash flow that differs from cash flow measures prepared under Generally Accepted Accounting Principles (GAAP). In this release, we have defined cash flow to be income from continuing operations before certain items and income taxes, plus DD&A (excluding KMP), less cash taxes (excluding KMP), and less sustaining capital expenditures (excluding KMP). In each case, the amounts included in the calculation of these measures are computed in accordance with GAAP, with the exception of sustaining capital expenditures, which is not a defined term under GAAP. Sustaining capital expenditures are defined as capital expenditures (determined in accordance with GAAP) which do not increase the capacity of an asset. We routinely calculate and communicate this measure to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that this measure is useful to investors because it provides investors with a quick, simple and reasonable estimate of our cash flow available for expansion projects, debt repayment, dividends and share repurchases.

We believe the most directly comparable cash flow measure computed under GAAP is “cash flows provided by continuing operations.” This GAAP measure differs from the cash flow measure used in this release in that (1) it is not reduced for sustaining capital expenditures, and (2) it is affected by a number of items that are not taken into account in the cash flow measure used in this release, including (i) adjustments for equity in earnings, (ii) distributions from equity investments, (iii) minority interests in income of consolidated subsidiaries, (iv) deferred purchased gas costs, (v) changes in gas in underground storage, (vi) changes in other working capital items, (vii) net gains or losses on sales of assets other than KMR sales, (viii) payment to terminate an interest rate swap, (ix) pension contributions in excess of expense, (x) hedge ineffectiveness, (xi) changes in rate stabilization accounts, and (xii) other, net. We have attached a reconciliation of cash flow to preliminary cash provided by continuing operations for actual results. Cash flow should be considered in conjunction with cash provided by continuing operations, as defined by GAAP.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include the matters under the caption “Other News.” Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include those enumerated in Kinder Morgan’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and those set forth herein under the caption “Other News.”

# # #

KINDER MORGAN, INC. AND SUBSIDIARIES

PRELIMINARY CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006[1,2]	2005	2006[1,2]	2005
Operating Revenues:
Natural Gas Sales	$1,782.5	$81.0	$4,177.2	$190.8
Transportation and Storage	803.3	188.4	1,623.0	395.8
Oil and Product Sales	188.6	0.4	363.0	2.0
Other	63.1	22.9	107.6	41.0
Total Operating Revenues	2,837.5	292.7	6,270.8	629.6

Operating Costs and Expenses:
Gas Purchases and Other Costs of Sales	1,725.8	99.6	3,983.4	212.2
Operations and Maintenance	334.7	45.8	636.6	85.9
General and Administrative	104.1	18.5	206.3	35.2
Depreciation, Depletion and Amortization	161.4	30.2	317.1	59.6
Taxes, Other Than Income Taxes	56.9	8.6	113.2	17.1
Total Operating Costs and Expenses	2,382.9	202.7	5,256.6	410.0

Operating Income	454.6	90.0	1,014.2	219.6

Other Income and (Expenses):
Equity in Earnings of Kinder Morgan Energy Partners[2]	-	157.2	-	311.2
Equity in Earnings of Other Equity Investments	24.6	3.3	57.6	6.6
Interest Expense, Net	(191.6)	(38.5)	(373.0)	(74.3)
Interest Expense - Deferrable Interest Debentures	(5.5)	(5.5)	(11.0)	(11.0)
Interest Expense - Capital Securities	(2.3)	-	(4.4)	-
Minority Interests	(96.8)	(19.6)	(186.9)	(31.3)
Other, Net	22.9	23.2	5.2	29.3
Total Other Income and (Expenses)	(248.7)	120.1	(512.5)	230.5

Income From Continuing Operations Before Income Taxes	205.9	210.1	501.7	450.1
Income Taxes	48.6	88.5	149.9	183.4
Income From Continuing Operations	157.3	121.6	351.8	266.7
(Loss) Gain From Discontinued Operations, Net of Tax	(0.1)	0.4	(0.9)	(1.4)
Net Income	$157.2	$122.0	$350.9	$265.3

Basic Earnings (Loss) Per Common Share:
Income From Continuing Operations	$1.18	$1.00	$2.63	$2.17
Loss From Discontinued Operations	-	-	(0.01)	(0.01)
Total Basic Earnings Per Common Share	$1.18	$1.00	$2.62	$2.16

Number of Shares Used in Computing Basic
Earnings Per Common Share	133.7	122.0	133.7	122.6

Diluted Earnings (Loss) Per Common Share:
Income From Continuing Operations	$1.17	$0.99	$2.61	$2.15
Loss From Discontinued Operations	-	-	(0.01)	(0.01)
Total Diluted Earnings Per Common Share	$1.17	$0.99	$2.60	$2.14

Number of Shares Used in Computing Diluted Earnings Per Common Share	134.9	123.1	134.9	123.8

Dividends Per Common Share	$0.8750	$0.7000	$1.7500	$1.4000

_______________

1

Operating results for 2006 include the results of Terasen Inc., which we acquired on November 30, 2005. Further information regarding this acquisition is available in our 2005 Form 10-K.

2

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Further information regarding our adoption of EITF 04-5 is available in our 2005 Form 10-K.

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED)

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended June 30,
	2006 [1,2]	2006 [3]	2005
		(Pro Forma)	(As Reported)
Equity in Earnings of Kinder Morgan Energy Partners [2]	$-	$172.6	$158.3
Segment Earnings: [4]
NGPL	119.9	119.9	99.4
Terasen Gas	57.0	57.0	-
Kinder Morgan Canada	24.9	24.9	-
Kinder Morgan Retail	0.1	0.1	4.9
Power	4.5	4.5	4.5
Products Pipelines - KMP	108.7	-	-
Natural Gas Pipelines - KMP	114.9	-	-
CO2 - KMP	83.4	-	-
Terminals - KMP	82.9	-	-
	596.3	379.0	267.1
General and Administrative Expenses	(101.0)	(40.1)	(18.5)
Interest Expense, Net	(191.6)	(108.2)	(38.5)
Interest Expense - Deferrable Interest Debentures	(5.5)	(5.5)	(5.5)
Interest Expense - Capital Securities	(2.3)	(2.3)	-
Minority Interests	(93.0)	(20.0)	(20.0)
Other, Net	5.6	5.6	7.7
Income From Continuing Operations Before
Income Taxes and Certain Items	208.5	208.5	192.3
Income Taxes Excluding Certain Items
and Income Taxes Allocated to KMP Segments	66.8	66.8	75.0
Income From Continuing Operations
Before Certain Items	141.7	141.7	117.3
Certain Items, Net of Tax:
2005 Gain on Sale of KMR Shares	-	-	8.1
Marked-to-market Interest Rate Swaps	-	-	-
Retail Balance Sheet Adjustments	(3.3)	(3.3)	-
Deferred Tax Liability Change	18.9	18.9	-
Other	-	-	(3.8)
Income From Continuing Operations	$157.3	$157.3	$121.6

Diluted Earnings Per Share From Continuing
Operations Before Certain Items	$1.05	$1.05	$0.95
Certain Items:
2005 Gain on Sale of KMR Shares	-	-	0.07
Marked-to-market Interest Rate Swaps	-	-	-
Retail Balance Sheet Adjustments	(0.03)	(0.03)	-
Deferred Tax Liability Change	0.14	0.14	-
Other	0.01	0.01	(0.03)
Diluted Earnings Per Share From Continuing Operations	$1.17	$1.17	$0.99

KINDER MORGAN, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION (UNAUDITED) (Continued)

(DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

	Six Months Ended June 30,
	2006 [1,2]	2006 [3]	2005
		(Pro Forma)	(As Reported)
Equity in Earnings of Kinder Morgan Energy Partners [2]	$-	$346.3	$322.5
Segment Earnings: [4]
NGPL	246.9	246.9	213.6
Terasen Gas	172.6	172.6	-
Kinder Morgan Canada	53.0	53.0	-
Kinder Morgan Retail	28.1	28.1	38.0
Power	10.2	10.2	8.8
Products Pipelines - KMP	213.5	-	-
Natural Gas Pipelines - KMP	242.4	-	-
CO2 - KMP	165.3	-	-
Terminals - KMP	155.6	-	-
	1,287.6	857.1	582.9
General and Administrative Expenses	(203.2)	(81.4)	(35.2)
Interest Expense, Net	(373.0)	(212.7)	(74.3)
Interest Expense - Deferrable Interest Debentures	(11.0)	(11.0)	(11.0)
Interest Expense - Capital Securities	(4.4)	(4.4)	-
Minority Interests	(183.1)	(34.7)	(35.0)
Other, Net	8.2	8.2	11.8
Income From Continuing Operations Before
Income Taxes and Certain Items	521.1	521.1	439.2
Income Taxes Excluding Certain Items
and Income Taxes Allocated to KMP Segments	170.8	170.8	173.7
Income From Continuing Operations
Before Certain Items	350.3	350.3	265.5
Certain Items, Net of Tax:
2005 Gain on Sale of KMR Shares	-	-	8.1
Marked-to-market Interest Rate Swaps	(14.1)	(14.1)	-
Retail Balance Sheet Adjustments	(3.3)	(3.3)	-
Deferred Tax Liability Change	18.9	18.9	-
Other	-	-	(6.9)
Income From Continuing Operations	$351.8	$351.8	$266.7

Diluted Earnings Per Share From Continuing
Operations Before Certain Items	$2.60	$2.60	$2.14
Certain Items:
2005 Gain on Sale of KMR Shares	-	-	0.07
Marked-to-market Interest Rate Swaps	(0.10)	(0.10)	-
Retail Balance Sheet Adjustments	(0.03)	(0.03)	-
Deferred Tax Liability Change	0.14	0.14	-
Other	-	-	(0.06)
Diluted Earnings Per Share From Continuing Operations	$2.61	$2.61	$2.15

________________________

1

Operating results for 2006 include the results of Terasen Inc., which we acquired on November 30, 2005. Further information regarding this acquisition is available in our 2005 Form 10-K.

2

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated results and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners. Further information regarding our adoption of EITF 04-5 is available in our 2005 Form 10-K.

3

The unaudited 2006 pro forma supplemental information presented above is a non-GAAP presentation of our operating results as if EITF 04-5 had not taken effect in 2006 and is comparable to our 2006 budget information as presented on our website and our 2005 as reported results. The differences between this column and 2006 results relate entirely to the consolidation of Kinder Morgan Energy Partners and there is no impact to income from continuing operations.

4

Operating income before corporate costs plus earnings from equity method investments plus gains and losses on incidental sales of assets. For the business segments that are also segments of Kinder Morgan Energy Partners, also includes interest income, other, net and income taxes allocated to the segments.

KMI Earnings Attributable to KMP Before Certain Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
General Partner Interest, Including Minority Interest in the OLPs	$131.8	$119.6	$264.7	$234.3
Limited Partner Units (KMP)	9.8	10.0	19.4	23.0
Limited Partner i-units (KMR)	31.0	28.7	62.2	65.2
	172.6	158.3	346.3	322.5
Pre-tax Minority Interest in KMR[1]	(25.0)	(21.5)	(51.0)	(48.2)
Pre-tax KMI Earnings Attributable to KMP Before Certain Items	$147.6	$136.8	$295.3	$274.3

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Units and Shares in Millions)		(Units and Shares in Millions)
Average KMP Units Owned by KMI	19.7	19.7	19.7	19.7
KMP Earnings per Unit Before Certain Items	$0.50	$0.51	$1.03	$1.18
Average KMR Shares Owned by KMI	9.8	14.3	9.8	14.5
Average Total KMR Shares Outstanding	59.5	55.6	59.0	55.1

______________

1

Minority interest, net of tax, as reported in supplemental information was $15.9 million and $13.7 million for the three months ended June 30, 2006 and 2005, respectively, and $32.5 million and $30.7 million for the six months ended June 30, 2006 and 2005, respectively.

Volume Highlights1

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
NGPL[2]
Systems Throughput (Trillion Btus)	401.9	377.6	835.9	822.5
Terasen Gas[3]
Systems Throughput (Trillion Btus)	37.9	36.9	105.9	107.9
Kinder Morgan Canada[3,4]
Total Delivery Volumes (MMBbl)	39.5	42.8	81.2	73.0
Kinder Morgan Retail[5]
Systems Throughput (Trillion Btus)	7.9	7.8	23.6	23.6

Btus = British thermal units

MMBbl = Millions of barrels

______________

1

Volume information of business segments that are also segments of Kinder Morgan Energy Partners is available in Kinder Morgan Energy Partners' press release reporting its second quarter 2006 earnings.

2

Excludes volumes transported by NGPL for Kinder Morgan Texas and Kinder Morgan Tejas intrastate pipelines, which are owned by Kinder Morgan Energy Partners.

3

Acquired in the November 2005 acquisition of Terasen. 2005 volumes are for comparative purposes only.

4

Includes Trans Mountain Pipeline and Express System.

5

Excludes transport volumes of intrastate pipelines.

KINDER MORGAN, INC. AND SUBSIDIARIES

PRELIMINARY SUMMARIZED BALANCE SHEET INFORMATION (UNAUDITED)

(DOLLARS IN MILLIONS)

	June 30, 2006[1]	June 30, 2006[2]	December 31, 2005
		(Pro Forma)	(As Reported)
Assets:
Cash and Cash Equivalents	$201	$169	$117
Other Current Assets	1,873	855	1,187
Investments	1,109	2,889	2,853
Goodwill	3,718	2,898	2,781
Property, Plant and Equipment, Net	18,887	9,726	9,546
Other Assets	1,373	890	968
Total Assets	$27,161	$17,427	$17,452

Liabilities and Stockholders' Equity:
Notes Payable and Current Maturities of Long-term Debt	$1,625	$519	$958
Other Current Liabilities	2,378	830	986
Other Liabilities and Deferred Credits	5,129	3,795	3,608
Long-term Debt:
Outstanding Notes and Debentures	11,204	6,563	6,287
Deferrable Interest Debentures Issued to Subsidiary Trusts	284	284	284
Capital Securities	112	112	107
Value of Interest Rate Swaps	(144)	(96)	51
	11,456	6,863	6,729
Minority Interests in Equity of Subsidiaries	2,427	1,274	1,247
Stockholders' Equity:
Accumulated Other Comprehensive Loss	(23)	(23)	(127)
Other Stockholders' Equity	4,169	4,169	4,051
Total Stockholders' Equity	4,146	4,146	3,924
Total Liabilities and Stockholders' Equity	$27,161	$17,427	$17,452

Net Debt[3]	$12,628	$6,913	$7,128
Total Capital[4]	$19,620	$12,752	$12,817
Ratio of Net Debt to Total Capital	64.4%	54.2%	55.6%

______________

1

Due to our adoption of EITF 04-5, effective January 1, 2006 the accounts and balances of Kinder Morgan Energy Partners are included in our consolidated balance sheet and we no longer apply the equity method of accounting to our investment in Kinder Morgan Energy Partners.

2

The unaudited 2006 pro forma balance sheet information presented above is a non-GAAP presentation of our balance sheet information as if EITF 04-5 had not taken effect in 2006 and is comparable to our December 31, 2005 as reported balance sheet information.

3

Notes payable and current maturities of long-term debt plus outstanding notes and debentures, less cash and cash equivalents.

4

Net debt plus deferrable interest debentures issued to subsidiary trusts plus capital securities plus minority interests in equity of subsidiaries plus stockholders' equity less accumulated other comprehensive loss.

KINDER MORGAN, INC. AND SUBSIDIARIES

RECONCILIATION OF PRELIMINARY CASH FLOW (UNAUDITED)

(DOLLARS IN MILLIONS)

	Six Months Ended June 30,
	2006	2005
Simplified Calculation of Cash Flow Per Press Release
Income From Continuing Operations Before
Income Taxes and Certain Items	$521.1	$439.2
Add: Depreciation, Depletion and Amortization, Excluding KMP	127.1	59.6
Less: Sustaining Capital Expenditures, Excluding KMP	(85.7)	(35.3)
Less: Cash Paid for Income Taxes, Excluding KMP	(142.2)	(139.8)
Simplified Calculation of Cash Flow Per Press Release	$420.3	$323.7

Reconciliation of Simplified Calculation to Preliminary Statement of Cash Flow
Simplified Calculation of Cash Flow Per Press Release	$420.3	$323.7
Add Back: Sustaining Capital Expenditures, Excluding KMP	85.7	35.3
	506.0	359.0
Other Adjustments[1]	379.4	(192.4)
Net Cash Flows Provided by Continuing Operations	$885.4 [2]	$166.6

______________

1

Adjustments for equity in earnings, distributions from equity investments, minority interests in income of consolidated subsidiaries, deferred purchased gas costs, changes in gas in underground storage, changes in other working capital items, loss on interest rate swaps, changes in rate stabilization accounts, gains and losses on sales of assets, pension contributions in excess of expense, depreciation, depletion and amortization of KMP, and other, net.

2

Preliminary estimate. Final statement of cash flows will be provided on Form 10-Q.